                                                                     Exhibit 4.4











                      CENTRAL TRACTOR FARM & COUNTRY, INC.



                            __% SENIOR NOTES DUE 2007

                                -----------------

                                    INDENTURE

                            Dated as of ______, 1997
                                -----------------




                               MARINE MIDLAND BANK

                                     Trustee

                             CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                 Indenture Section

310 (a)(1).......................................................     7.10
     (a)(2)......................................................     7.10
     (a)(3) .....................................................     N.A.
     (a)(4)......................................................     N.A.
     (a)(5)......................................................     7.10
     (b) ........................................................     7.10
     (c) ........................................................     N.A.
311 (a) .........................................................     7.11
     (b) ........................................................     7.11
     (c) ........................................................     N.A.
312 (a)..........................................................     2.05
     (b).........................................................     N.A.
     (c) ........................................................     N.A.
313 (a) .........................................................     7.06
     (b) ........................................................     7.06
     (c) ........................................................     7.06
     (d).........................................................     7.06
314 (a) .........................................................     N.A.
     (b) ........................................................     N.A.
     (c)(1) .....................................................     N.A.
     (c)(2) .....................................................     N.A.
     (c)(3) .....................................................     N.A.
     (d).........................................................     N.A.
     (e)  .......................................................     N.A.
     (f).........................................................     N.A.
315 (a)..........................................................     N.A.
     (b).........................................................     7.05
     (c)  .......................................................     N.A.
     (d).........................................................     N.A.
     (e).........................................................     N.A.
316 (a)(last sentence) ..........................................     N.A.
     (a)(1)(A)...................................................     N.A.
     (a)(1)(B) ..................................................     N.A.
     (a)(2) .....................................................     N.A.
     (b) ........................................................     N.A.
     (c) ........................................................     2.13
317 (a)(1) ......................................................     N.A.
     (a)(2)......................................................     N.A.
     (b) ........................................................     N.A.
318 (a)..........................................................     N.A.
     (b).........................................................     N.A.
     (c).........................................................     N.A.
N.A. means not applicable.


*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS
                                                                           Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
  Section 1.01.    Definitions..............................................  1
  Section 1.02.    Other Definitions........................................ 15
  Section 1.03.    Incorporation by Reference of Trust Indenture Act........ 15
  Section 1.04.    Rules of Construction.................................... 16

                                    ARTICLE 2
                                THE SENIOR NOTES
  Section 2.01.    Form and Dating.......................................... 16
  Section 2.02.    Execution and Authentication............................. 17
  Section 2.03.    Registrar and Paying Agent............................... 17
  Section 2.04.    Paying Agent to Hold Money in Trust...................... 18
  Section 2.05.    Lists of Holders of the Senior Notes..................... 18
  Section 2.06.    Transfer and Exchange.................................... 18
  Section 2.07.    Replacement Senior Notes................................. 19
  Section 2.08.    Outstanding Senior Notes................................. 19
  Section 2.09.    Treasury Senior Notes.................................... 19
  Section 2.10.    Temporary Senior Notes................................... 20
  Section 2.11.    Cancellation............................................. 20
  Section 2.12.    Defaulted Interest....................................... 20
  Section 2.13.    Record Date.............................................. 20
  Section 2.14.    CUSIP Number............................................. 20
  Section 2.15.    Computation of Interest.................................. 21

                                    ARTICLE 3
                        REDEMPTION AND OFFERS TO PURCHASE
  Section 3.01.    Notices to Trustee....................................... 21
  Section 3.02.    Selection of Senior Notes to Be Purchased or
                   Redeemed................................................. 21
  Section 3.03.    Notice of Redemption..................................... 22
  Section 3.04.    Effect of Notice of Redemption........................... 22
  Section 3.05.    Deposit of Redemption or Purchase Price.................. 23
  Section 3.06.    Senior Notes Redeemed or Purchased in Part............... 23
  Section 3.07.    Optional Redemption...................................... 23
  Section 3.08.    Mandatory Redemption..................................... 24
  Section 3.09.    Asset Sale Offers........................................ 24

                                    ARTICLE 4
                                    COVENANTS
  Section 4.01.    Payment of Senior Notes.................................. 26
  Section 4.02.    Maintenance of Office or Agency.......................... 26
  Section 4.03.    Reports.................................................. 27
  Section 4.04     Compliance Certificate................................... 28
  Section 4.05.    Taxes.................................................... 28



                                       i

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 Section 4.06.    Stay, Extension and Usury Laws............................ 29
 Section 4.07.    Restricted Payments....................................... 29
 Section 4.08.    Dividend and Other Payment Restrictions Affecting
                  Restricted Subsidiaries................................... 31
 Section 4.09     Additional Subsidiary Guarantees.......................... 32
 Section 4.10.    Asset Sales............................................... 32
 Section 4.11.    Transactions with Affiliates.............................. 33
 Section 4.12.    Liens..................................................... 33
 Section 4.13.    Sale and Leaseback Transactions........................... 34
 Section 4.14.    Incurrence of Indebtedness and Issuance of Preferred
                  Stock..................................................... 34
 Section 4.15.    Offer to Purchase Upon Change of Control.................. 37
 Section 4.16.    Corporate Existence....................................... 38
 Section 4.17     Limitation on Issuances and Sales of Capital Stock of
                  Wholly Owned Restricted Subsidiaries...................... 39
 Section 4.18     Payments for Consent...................................... 39

                                    ARTICLE 5
                                   SUCCESSORS
 Section 5.01.    Merger, Consolidation, or Sale of Assets.................. 39
 Section 5.02.    Successor Corporation Substituted......................... 40

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES
 Section 6.01.    Events of Default......................................... 40
 Section 6.02.    Acceleration.............................................. 42
 Section 6.03.    Other Remedies............................................ 43
 Section 6.04.    Waiver of Past Defaults................................... 43
 Section 6.05.    Control by Majority....................................... 43
 Section 6.06.    Limitation on Suits....................................... 44
 Section 6.07.    Rights of Holders of Senior Notes to Receive
                  Payment................................................... 44
 Section 6.08.    Collection Suit by Trustee................................ 44
 Section 6.09.    Trustee May File Proofs of Claim.......................... 45
 Section 6.10.    Priorities................................................ 45
 Section 6.11.    Undertaking for Costs..................................... 46

                                    ARTICLE 7
                                     TRUSTEE
 Section 7.01.    Duties of Trustee......................................... 46
 Section 7.02.    Rights of Trustee......................................... 47
 Section 7.03.    Individual Rights of Trustee.............................. 48
 Section 7.04.    Trustee's Disclaimer...................................... 48
 Section 7.05.    Notice of Defaults........................................ 49
 Section 7.06.    Reports by Trustee to Holders of the Senior Notes......... 49
 Section 7.07.    Compensation and Indemnity................................ 49
 Section 7.08.    Replacement of Trustee.................................... 50
 Section 7.09.    Successor Trustee by Merger, etc.......................... 51
 Section 7.10.    Eligibility; Disqualification............................. 51

  Section 7.11.   Preferential Collection of Claims Against Company......... 51

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
  Section 8.01.   Option to Effect Legal Defeasance or Covenant
                  Defeasance................................................ 51
  Section 8.02.   Legal Defeasance and Discharge............................ 51
  Section 8.03.   Covenant Defeasance....................................... 52
  Section 8.04.   Conditions to Legal or Covenant Defeasance................ 52
  Section 8.05.   Deposited Money and Government Securities to be
                  Held in Trust; Other Miscellaneous Provisions............. 54
  Section 8.06.   Repayment to Company...................................... 55
  Section 8.07.   Reinstatement............................................. 55

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER
  Section 9.01.   Without Consent of Holders of Senior Notes................ 55
  Section 9.02.   With Consent of Holders of Senior Notes................... 56
  Section 9.03.   Compliance with Trust Indenture Act....................... 58
  Section 9.04.   Revocation and Effect of Consents......................... 58
  Section 9.05.   Notation on or Exchange of Senior Notes................... 58
  Section 9.06.   Trustee to Sign Amendments, etc........................... 58

                                   ARTICLE 10
                                  MISCELLANEOUS
  Section 10.01.  Trust Indenture Act Controls.............................. 59
  Section 10.02.  Notices................................................... 59
  Section 10.03.  Communication by Holders of Senior Notes with
                  Other Holders of Senior Notes............................. 60
  Section 10.04.  Certificate and Opinion as to Conditions Precedent........ 60
  Section 10.05.  Statements Required in Certificate or Opinion............. 60
  Section 10.06.  Rules by Trustee and Agents............................... 61
  Section 10.07.  No Personal Liability of Directors, Officers,
                  Employees and Stockholders................................ 61
  Section 10.08.  Governing Law............................................. 61
  Section 10.09.  No Adverse Interpretation of Other Agreements............. 61
  Section 10.10.  Successors................................................ 61
  Section 10.11.  Severability.............................................. 62
  Section 10.12.  Counterpart Originals..................................... 62
  Section 10.13.  Table of Contents, Headings, etc.......................... 62
  Section 10.14.  Trustee To Include Paying Agent........................... 62




                                      iii
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     INDENTURE dated as of March , 1997 between Central Tractor Farm & Country,
Inc., a Delaware corporation, as Issuer (the "Company"), and Marine Midland Bank, as trustee (the "Trustee").

     The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the __% Senior Notes due 2007:


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01. DEFINITIONS.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition" shall have the meaning set forth in the Prospectus of the Company dated _______, 1997 relating to the Senior Notes.

     "Additional Senior Notes" means up to $50 million aggregate principal amount of Senior Notes (other than the Initial Senior Notes) issued under this Indenture in accordance with Section 4.14 hereof, as part of the same series as the Initial Senior Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Applicable Premium" means, at any time with respect to any Senior Note, the greater of (i) ___% of the then outstanding principal amount of such Senior Note and (ii) the excess of (A) the present value of the remaining required interest and principal payments due on such Senior Note (exclusive of accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus ___ basis points, over (B) the then outstanding principal amount of such Senior Note.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory or other current assets in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Section 5.01 hereof and not by the provisions of
Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions that have a fair market value (as determined in good faith by the Board of Directors) in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Subsidiary to the Company or to Wholly Owned Restricted Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, and
(iii) a Restricted Payment that is permitted under Section 4.07 hereof will not be deemed to be Asset Sales.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Average Life" means, as of any date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payments of such debt security multiplied by the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 80% of accounts receivable of the Company and its Restricted Subsidiaries as of such date that are not more than 45 days past due (including accounts receivable relating to any layaway or similar plan), plus (ii) 65% of the book value of all inventory owned by the Company and its Restricted Subsidiaries as of such date, in each case calculated on a consolidated basis in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the

Company may utilize the most recent available information for purposes of calculating the Borrowing Base.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper of a domestic issuer having a rating of at least A-1 by Standard and Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's") maturing within twelve months after the date of acquisition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) (a) prior to the initial underwritten public offering by the Company or Holding of its Common Stock pursuant to an effective registration statement under the Securities Act (the "IPO") the result of which is that the Principals and their Related Parties become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition) of less than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares) or (b) after the IPO, any person (as defined above), other than the Principals and their Related Parties, becomes the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Company and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties, (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Central Tractor Farm & Country, Inc., a Delaware corporation, until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means such successor.

     "Consolidated Cash Flow"means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such

Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Company.

     "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Senior Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature.

     "Dollars" and "$" mean lawful money of the United States of America.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above,
(i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guaranteeing Subsidiary" means all present and future Subsidiaries of the Company that have guaranteed, pursuant to a supplemental indenture, sustantially in the form of Exhibit B hereto, the payment of all principal of, and interest and premium, if any, on, the Senior Notes and all other amounts payable under the Senior Notes or this Indenture, which guarantee shall be pari passu with or senior to all other Indebtedness of such Restricted Subsidiary.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies purchased or received by the Company in the ordinary course of business.

     "Holder" means a Person in whose name a Senior Note is registered.

     "Holdings" means CT Holdings, Inc., a Delaware corporation, and its successors.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Senior Notes" means $100,000,000 aggregate principal amount of Senior Notes issued under this Indenture on the Issue Date.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof.

     "Issue Date" means ______________, 1997

     "JWCAC" means JWC Acquisition I, Inc., a Delaware corporation, and its successors.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Merger" means the merger of the Company and JWCAC pursuant to a merger agreement dated November 27, 1996 with the Company surviving the merger.

     "New Credit Facility" means that certain `credit facility, dated as of December 23, 1996, by and among the Company and Fleet National Bank, N.A., as administrative agent, and NationsBank, N.A., as co-agent, providing for up to $38.0 million of term and revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief

Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company, that meets the requirements of Section 10.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guaranteeing Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company or a Guaranteeing Subsidiary; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Sections 3.09 and 4.10 hereof; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; and (f) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed $5.0 million.

     "Permitted Liens" means (i) Liens securing Indebtedness under the Credit Facilities that was permitted by the terms of this Indenture to be incurred;
(ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory or regulatory obligations, leases, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iii) of the third paragraph of
Section 4.14 covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (x) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xi) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (xii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; (xiii) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (xiv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xv) Liens in favor of the Company or any Restricted Subsidiary; (xvi) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xviii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case securing Indebtedness under interest rate agreements and currency agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xix) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xx) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $2.5 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; and
(xxi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Existing Indebtedness or other Indebtedness of the Company or any of its Restricted Subsidiaries incurred in accordance with this Indenture (other than Indebtedness incurred in accordance with clauses (i), (vi), (viii), (ix), (x), (xi), (xii),
(xiii) and (xiv) of the third paragraph of Section 4.14 hereof; provided that:
(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date at or later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Principals" means (i) J.W. Childs Equity Partners, L.P., (ii) each Affiliate of J.W. Childs Equity Partners, L.P., as of the Issue Date, and (iii) each officer or employee (including their respective immediate family members) of J.W. Childs Associates, L.P. as of the Issue Date.

     "Public Equity Offering" means an underwritten public offering of common stock (other than Disqualified Stock) of the Company or Holdings, pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act; provided, however, that, in the case of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company net cash proceeds thereof in an amount sufficient to redeem the Senior Notes called for redemption in accordance with the terms thereof.

     "Related Party" with respect to any Principal means (A) any controlling stockholder or 80% (or more) owned Subsidiary of such Principal or (B) or trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Notes" means the __% Senior Notes due 2007, as amended or supplemented from time to time pursuant to the terms hereof, that are issued under this Indenture.

     "Significant Restricted Subsidiary" means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

     (1) The Company's and its other Subsidiaries' investments in the advances to the Subsidiary exceed 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year (for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when a number of common shares exchanged or to be exchanged by the Company exceeds 10% of its total common shares outstanding at the date the combination is initiated); or

     (2) The Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recent contemplated fiscal year; or

     (3) The Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

     The meaning of "Significant Subsidiary" shall be determined in accordance with the computational note contained in the definition of "Significant Subsidiary" in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Subsidiary Guarantee" means each unconditional Guarantee by any Guaranteeing Subsidiary of the Company's Obligations under this Indenture and the Senior Notes.

     "Tax Sharing Agreement" means the tax sharing agreement among Holding, the Company and any one or more of Holding's Subsidiaries, as amended from time to time, so long as the method of calculating the amount of the Company's payments, if any, to be made thereunder is not less favorable to the Company than as provided in such agreement as in effect on the Issue Date (except to the extent required to reflect changes in applicable federal or state tax laws), as determined in good faith by the Board of Directors of the Company.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Senior Notes; provided, however, that if the Average Life to Stated Maturity of the Senior Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Senior Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. [SECTIONS] 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the Trust Indenture Act of 1939; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, then "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the

Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company (as determined in good faith by the Board of Directors); (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.14 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 4.14 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" means, with respect to any Person, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 1.02.     OTHER DEFINITIONS.
                                                                     Defined in
                    Term                                              Section
                    ----                                              -------

  "Affiliate Transaction".......................................        4.11
  "Asset Sale Offer"............................................        4.10
  "Change of Control Offer".....................................        4.15
  "Change of Control Payment"...................................        4.15
  "Change of Control Payment Date"..............................        4.15
  "Covenant Defeasance".........................................        8.03
  "Commencement Date"...........................................        4.10
  "Event of Default"............................................        6.01
  "Excess Proceeds".............................................        4.10
  "incur".......................................................        4.14
  "Legal Defeasance" ...........................................        8.02
  "Moody's" ....................................................        1.01
  "Offer Amount"................................................        3.09
  "Offer Period"................................................        3.09
  "Paying Agent"................................................        2.03
  "Payment Default".............................................        6.01
  "Permitted Debt"..............................................        4.14
  "Purchase Date"...............................................        3.09
  "Registrar"...................................................        2.03
  "Restricted Payments".........................................        4.07
  "S&P".........................................................        1.01



SECTION 1.03.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, other than those provisions of the TIA that may be excluded herein, which provision shall be excluded to the extent specifically excluded in this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Senior Notes;

     "indenture security holder" means a Holder of a Senior Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Senior Notes means the Company and any successor obligor upon the Senior Notes, as the case may be.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule or regulation promulgated by the Commission under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

     Unless the context otherwise requires:

     (1)  a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5)  provisions apply to successive events and transactions; and

     (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.


                                    ARTICLE 2
                                THE SENIOR NOTES

SECTION 2.01. FORM AND DATING.

     The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Senior Notes may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject, or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be issuable in registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

     One Officer of the Company shall sign the Senior Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Senior Notes and may be in facsimile form.

     If an Officer of the Company whose signature is on a Senior Note no longer holds that office at the time the Senior Note is authenticated, the Senior Note shall nevertheless be valid.

     A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in Exhibit A hereto.

     The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Senior Notes for original issue up to an aggregate principal amount stated in the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time shall not exceed such amount except as provided in Section 2.07 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.     REGISTRAR AND PAYING AGENT.

     The Company shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent") within the City of and the State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. The Company may act as Paying Agent, Registrar or co-Registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Senior Notes.

SECTION 2.04.     PAYING AGENT TO HOLD MONEY IN TRUST.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Senior Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default or Event of Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.     LISTS OF HOLDERS OF THE SENIOR NOTES.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA [SECTION] 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Senior Notes held by each thereof, and the Company shall otherwise comply with TIA [SECTION] 312(a).

SECTION 2.06.     TRANSFER AND EXCHANGE.

     When Senior Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Senior Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Senior Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Senior Notes at the Registrar's request, subject to such rules as the Trustee may reasonably require.

     Neither the Company nor the Registrar shall be required to (i) issue, register the transfer of or exchange Senior Notes during a period beginning at the opening of business on a Business Day fifteen (15) days before the day of any selection of Senior Notes for redemption or purchase under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) register the transfer of or exchange any Senior Note so selected for redemption or purchase in whole or in part, except the unredeemed or unpurchased portion of any Senior Note being redeemed or purchased in part or (iii) register the transfer or exchange of a Senior Note between a record date and the next succeeding interest payment date.

     No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06 or 9.05 hereof, which shall be paid by the Company).

     Prior to due presentment to the Trustee for registration of the transfer of any Senior Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and none of the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07.     REPLACEMENT SENIOR NOTES.

     If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note and the ownership thereof, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements for replacements of Senior Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, each Agent and each authenticating agent from any loss which any of them may suffer if a Senior Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Senior Note.

     Every replacement Senior Note is an additional Obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Senior Notes duly issued hereunder.

SECTION 2.08.     OUTSTANDING SENIOR NOTES.

     The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser. If the principal amount of any Senior Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section 2.09 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

SECTION 2.09.     TREASURY SENIOR NOTES.

     In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes which a Responsible Officer of the Trustee knows to be so owned shall be so considered. Notwithstanding the foregoing, Senior Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Senior Notes passes to such entity.

SECTION 2.10.     TEMPORARY SENIOR NOTES.

     Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company and the Trustee consider appropriate for temporary Senior Notes. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Until such exchange, temporary Senior Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Notes.

SECTION 2.11.     CANCELLATION.

     The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section
2.07 hereof, the Company may not issue new Senior Notes to replace Senior Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Senior Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Company, unless by a written order, signed by two Officers of the Company, the Company shall direct that cancelled Senior Notes be returned to it.

SECTION 2.12.     DEFAULTED INTEREST.

     If the Company defaults in a payment of interest on the Senior Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least fifteen (15) days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders, at their addresses as they appear on the register of Senior Notes maintained by the Registrar, a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.     RECORD DATE.

     The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA [SECTION] 316(c).

SECTION 2.14.     CUSIP NUMBER.

     The Company in issuing the Senior Notes may use a "CUSIP" number and, if it does so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15.     COMPUTATION OF INTEREST.

     Interest on the Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.


                                    ARTICLE 3
                        REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.01.     NOTICES TO TRUSTEE.

     If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

     If the Company is required to make an offer to purchase Senior Notes pursuant to the provisions of Sections 3.09 or 4.15 hereof, it shall furnish to the Trustee, at least 45 days before the scheduled purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount of the Senior Notes to be purchased,
(v) the purchase date, and (vi) further setting forth a statement to the effect that (a) the Company or one of its Restricted Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $5.0 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

SECTION 3.02.     SELECTION OF SENIOR NOTES TO BE PURCHASED OR REDEEMED.

     If less than all of the Senior Notes are to be redeemed or purchased at any time, the Trustee shall select the Senior Notes to be redeemed or purchased among the applicable Holders of the Senior Notes on a pro rata basis; provided that no Senior Notes of $1,000 or less shall be redeemed in part.


     The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03.     NOTICE OF REDEMPTION.

     At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

     The notice shall identify the Senior Notes to be redeemed and shall state:

     (a)  the redemption date;

     (b) the redemption price (including accrued interest to the redemption date);

     (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Note;

     (d)  the name and address of the Paying Agent;

     (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Company defaults in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Note shall not affect the validity of the proceeding for the redemption of any other Senior Note.

SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, plus accrued and unpaid interest, if any, to such date. A notice of redemption may not be conditional.

SECTION 3.05.     DEPOSIT OF REDEMPTION OR PURCHASE PRICE.

     On or before 12:00 p.m. (New York City time) on each redemption date or the date on which Senior Notes must be accepted for purchase pursuant to Section
3.09 or 4.15, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and unpaid and accrued interest, if any, on all Senior Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of (including any applicable premium), and accrued interest on, all Senior Notes to be redeemed or purchased.

     If Senior Notes called for redemption or tendered in an Asset Sale Offer or Change of Control Offer are paid or if the Company has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on all Senior Notes to be redeemed or purchased on and after the redemption or purchase date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Senior Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption or subject to an Asset Sale Offer or Change of Control Offer shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof.

SECTION 3.06.     SENIOR NOTES REDEEMED OR PURCHASED IN PART.

     Upon surrender of a Senior Note that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed or unpurchased portion of the Senior Note surrendered.

SECTION 3.07.     OPTIONAL REDEMPTION.

     (a) Subject to Sections 3.07(b) and 3.07(c) below, the Senior Notes shall not be redeemable at the Company's option prior to __________, 2002. Thereafter, the Senior Notes shall be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on __________ of the years indicated below:

             YEAR                                 PERCENTAGE

      2002                                           _____%
      2003                                           _____
      2004                                           _____
      2005 and thereafter                           100.00%




     (b) Notwithstanding the foregoing, at any time on or before _____, 2000, the Company may (but shall not have the obligation to) redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of ___% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of a Public Equity Offering; provided that at least 65% of the aggregate principal amount of Senior Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     (c) Upon the occurrence of a Change of Control prior to __________, 2002, the Senior Notes shall be redeemable, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days prior notice to each Holder of Senior Notes to be redeemed, at a redemption price equal to the sum of (i) the then outstanding amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date plus (iii) the Applicable Premium.

SECTION 3.08.     MANDATORY REDEMPTION.

     Except as set forth below under Section 3.09, Section 4.10 and Section 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

SECTION 3.09.     ASSET SALE OFFERS.

     In the event that the Company shall be required to commence an Asset Sale Offer pursuant to Section 4.10 hereof, it shall follow the procedures specified below:

     The Asset Sale Offer shall remain open for 20 Business Days after the Commencement Date relating to such Asset Sale Offer, except to the extent required to be extended by applicable law (as so extended, the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount (the "Offer Amount") of Senior Notes required to be purchased in such Asset Sale Offer pursuant to Sections 3.02 and 4.10 hereof or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to the Asset Sale Offer.

     If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any interest accrued to such Purchase Date shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

     On the Commencement Date of any Asset Sale Offer, the Company shall send or cause to be sent, by first class mail, a notice to each of the Holders, with a copy to the Trustee. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Senior Notes pursuant to the Asset Sale Offer and shall state:

     (1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

     (2)  the Offer Amount, the purchase price and the Purchase Date;

     (3) that any Senior Note not tendered or accepted for payment shall continue to accrue interest;

     (4) that, unless the Company defaults in the payment of the purchase price, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

     (5) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the last day of the Offer Period;

     (6) that Holders shall be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Senior Note purchased;

     (7) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (8) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

     On or before 12:00 p.m. (New York City time) on each Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate purchase price with respect to a principal amount of Senior Notes equal to the Offer Amount, together with accrued interest thereon, if any, to be held for payment in accordance with the terms of this Section 3.09. On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, pursuant to Section 3.02 hereof, an aggregate principal amount equal to the Offer Amount of Senior Notes tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes or portions thereof tendered, (ii) deliver or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Senior Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Purchase Price with respect to the Senior Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee shall authenticate and mail or deliver such new Senior Note, to such Holder, equal in principal amount to any unpurchased portion of such Holder's Senior Notes surrendered. Any Senior Note not accepted in the Asset Sale Offer shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.09, each purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01, 3.02, 3.05 and 3.06 hereof.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.     PAYMENT OF SENIOR NOTES.

     The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in this Indenture and the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest paid or payable on the Senior Notes.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY.

     The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03.     REPORTS.

     Whether or not required by the rules and regulations of the Commission, the Company shall file with the Commission and distribute to the Holders of the Senior Notes copies of the quarterly and annual financial information required to be filed with the Commission pursuant to the Exchange Act. All such financial information shall include consolidated financial statements (including footnotes) prepared in accordance with GAAP. Such annual financial information shall also include an opinion thereon expressed by an independent accounting firm of established national reputation. All such consolidated financial statements shall be accompanied by a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries. In addition, whether or not required by the rules and regulations of the Commission, so long as any Senior Notes are outstanding, the Company shall file with the Commission (unless the Commission will not accept such a filing) and furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     The financial information to be distributed to Holders of Senior Notes shall be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Senior Notes maintained by the Registrar, within 120 days after the end of the Company's fiscal years and within 60 days after the end of each of the first three quarters of each such fiscal year.

     The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 4.03.


SECTION 4.04  COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Company's latest available financial statements), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, in connection with the year-end financial statements delivered pursuant to Section 4.03 hereof, the Company shall use its best efforts to deliver a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of this Article 4,
               Section 5.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Company's independent public accountants cannot be obtained, the Company shall deliver an Officer's Certificate certifying that it has used its best efforts to obtain such statement but was unable to do so.

          (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith (and in any event within three Business Days) upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.     TAXES.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP.

SECTION 4.06.     STAY, EXTENSION AND USURY LAWS.

     The Company (to the extent that it may lawfully do so) shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.     RESTRICTED PAYMENTS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, any Restricted Subsidiary of the Company or any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes (other than Senior Notes), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.14 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clause (ii) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of this Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment plus (iv) the amount resulting from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case, such amount to be valued as provided in the second succeeding paragraph) not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under this Indenture.

     The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other retirement for value of any Equity Interests of the Company or a Restricted Subsidiary, or dividends or other distributions by the Company to Holding the proceeds of which are utilized by Holding to repurchase, redeem or otherwise acquire or retire for value any Equity Interests of Holding, in each case, held by any member of the management, employees or consultants of the Company, Restricted Subsidiary or Holding pursuant to any management, employee or consultant equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) payments or distributions to dissenting stockholders of the Company in connection with the Merger; (vii) dividends or other payments to Holdings sufficient to enable Holdings to pay accounting, legal, corporate reporting and administrative expenses of Holdings incurred in the ordinary course of business or to pay required fees and expenses in connection with the Acquisition and the registration under applicable laws and regulations of its debt or equity securities; and (viii) payments to Holdings pursuant to the Tax Sharing Agreement.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments shall be deemed to constitute Restricted Investments in an amount equal to the greater of (i) the net book value of such Investments at the time of such designation and (ii) the fair market value of such Investments at the time of such designation. Such designation shall only be permitted if such Restricted Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
              SUBSIDIARIES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) applicable law,
(b) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (c) by reason of customary non-assignment provisions in leases, licenses, encumbrances, contracts or similar assets entered into or acquired in the ordinary course of business and consistent with past practices, (d) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (e) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (f) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or (g) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09      ADDITIONAL SUBSIDIARY GUARANTEES

     If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then the Company shall cause such newly acquired or created Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except this Section 4.09 shall not apply to any Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

SECTION 4.10.     ASSET SALES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided however that, the Company and Restricted Subsidiaries shall be permitted to consummate Asset Sales with respect to assets with a fair market value of less than $5.0 million in the aggregate since the Issue Date without complying with clause (ii) above to the extent (A) at least 75% of the consideration received in connection with such Asset Sale constitutes Replacement Assets (as defined below) or a combination of Replacement Assets, cash and Cash Equivalents and (B) any Net Proceeds in the form of cash or Cash Equivalents received by the Company or any of its

Restricted Subsidiaries in connection with any such Asset Sale permitted to be consummated pursuant to this proviso shall be subject to the provisions of the immediately following paragraph.

     Within 360 days after receipt of any Net Proceeds from an Asset Sale, the Company may apply the Net Proceeds at its option (a) to permanently reduce Indebtedness under the Credit Facilities (and correspondingly reduce commitments thereunder) or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Company was engaged in on the date of this Indenture (collectively "Replacement Assets"). Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit Indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall be required to make an offer to all Holders of Senior Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in Section 3.09 of this Indenture. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     An Asset Sale Offer shall be made pursuant to the provisions of Section
3.09 hereof. No later than the date which is five (5) Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall notify the Trustee of such Asset Sale Offer in accordance with
Section 3.09 hereof and commence or cause to be commenced the Asset Sale Offer on a date no later than fifteen (15) Business Days after such notice (the "Commencement Date").

     The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, Rule 14e-1 under the Exchange Act and the rules thereunder, to the extent applicable, and all other applicable federal and state securities laws.

SECTION 4.11.     TRANSACTIONS WITH AFFILIATES.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $500,000, a Board Resolution approving such Affiliate Transaction and an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, in addition to the Board Resolution and Officers' Certificate required by (a) above, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (v) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary,
(w) transactions between or among the Company and/or its Restricted Subsidiaries and (x) Restricted Payments (other than Restricted Investments) that are permitted by the provisions of this Indenture under Section 4.07, (y) investment banking and management fees in an aggregate amount not greater than $240,000 in the aggregate in any calendar year (plus reimbursement of expenses) to be paid by the Company to the Principals or any Related Party and (z) an aggregate cash fee of $1.7 million payable by the Company to the Principals or any Related Party on the Issue Date, in each case, shall not be deemed Affiliate Transactions.

SECTION 4.12.     LIENS.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.     SALE AND LEASEBACK TRANSACTIONS.

     The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction (other than among the Company and Wholly Owned Restricted Subsidiaries or among Wholly Owned Restricted Subsidiaries); provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 4.14 hereof and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.10 hereof.

SECTION 4.14.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, if such incurrence or issuance is on or prior to ___, 1998, or
2.25 to 1, if such incurrence or issuance is after __, 1998, in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The Company shall not incur any Indebtedness that is contractually subordinated to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated to the Senior Notes on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated to any other Indebtedness of the Company solely by virtue of being unsecured.

     The provisions of the first paragraph of this Section 4.14 shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

     (i) the incurrence by the Company and its Subsidiaries of Indebtedness (including letters of credit) pursuant to the Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder); provided that, after giving pro forma effect to any such incurrence and the application of the proceeds therefrom, the aggregate principal amount of all Indebtedness (including letters of credit) of the Company and its Subsidiaries outstanding under the Credit Facilities does not exceed the greater of (x) $38.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to Section 4.10 hereof and (y) the amount of the Borrowing Base as of any date of incurrence;

     (ii) the incurrence by the Company of Indebtedness represented by the Initial Senior Notes and the incurrence by any Subsidiary of the Company of a Subsidiary Guarantee issued pursuant to Section 4.09 hereof;

     (iii) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount not to exceed $10 million at any time outstanding;

     (iv) the incurrence by any corporation that becomes a Subsidiary after the Issue Date of Acquired Debt, which Indebtedness is existing at the time such corporation becomes a Subsidiary; provided, however, that (A) immediately after giving effect to such corporation becoming a Subsidiary the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Debt) in accordance with this Indenture, (B) such Indebtedness is without recourse to the Company or to any Subsidiary or to any of their respective properties or assets other than Person becoming a Subsidiary or its properties and assets and (C) such Indebtedness was not incurred as a result of or in connection with or in contemplation of such entity becoming a Subsidiary;

     (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be incurred;

     (vi) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

     (vii) Indebtedness of an Unrestricted Subsidiary of the Company owed to and held by the Company or a Restricted Subsidiary of the Company, provided that the Company or such Restricted Subsidiary is permitted to make an investment in such Unrestricted Subsidiary under this Indenture at the time such Indebtedness is incurred in an amount equal to the principal amount of such Indebtedness;

     (viii) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging currency risk or interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

     (x) Indebtedness incurred in respect of performance, surety and similar bonds provided by the Company in the ordinary course of business, and refinancings thereof;

     (xi) Indebtedness for letters of credit relating to workers' compensation claims and self-insurance or similar requirements in the ordinary course of business;

     (xii) Indebtedness arising from guarantees of Indebtedness of the Company or any Subsidiary or other agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition;

     (xiii) the guarantee by any of the Guaranteeing Subsidiaries of Indebtedness of the Company or another Guaranteeing Subsidiary that was permitted to be incurred under this Indenture; and

     (xiv) the incurrence by the Company or any of its Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, not to exceed $10.0 million.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest and the accretion of accreted value shall not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

SECTION 4.15.     OFFER TO PURCHASE UPON CHANGE OF CONTROL.

     Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

     Within fifteen (15) calendar days following any Change of Control, the Company shall mail a notice to each Holder stating:

     (1)  that the Change of Control Offer is being made pursuant to this
          Section 4.15 and that all Senior Notes properly tendered will be accepted for payment;

     (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

     (3) that any Senior Note not properly tendered will continue to accrue interest;

     (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

     (5) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, or transfer by book-entry, to the Paying Agent at the address specified in the notice prior to the close of business at least one Business Day preceding the Change of Control Payment Date;

     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Notes purchased;

     (7) that Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry), which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

     (8) the circumstances and material facts regarding such Change of Control (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control).

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered (or surrendered by book-entry), if any; provided that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce in a newspaper of national circulation or in a press release provided to a nationally recognized financial wire service the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control.

SECTION 4.16.     CORPORATE EXISTENCE.

     Subject to Section 4.15 and Article 5 hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.17 LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY
             OWNED RESTRICTED SUBSIDIARIES

     The Company (i) shall not, and shall not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 and (ii) shall not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

SECTION 4.18      PAYMENTS FOR CONSENT

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Notes unless such consideration is offered to be paid or is paid on a pro rata basis to all Holders of the Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.14 hereof; and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 5.02.     SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that, solely for purposes of computing Consolidated Net Income for purposes of clause (b) of the first paragraph of Section 4.07 hereof, the Consolidated Net Income of any Person other than the Company and its Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets; and provided, however, in the case of any sale, assignment, transfer, lease, conveyance or other disposition of less than all of the assets of the Company, the Company shall not be released or discharged from the obligation to pay the principal of or interest on the Senior Notes.


                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

          (a) the Company defaults in the payment when due of interest on the Senior Notes and such default continues for a period of 30 days;

          (b) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

          (c) the Company fails to comply with any of the provisions of Section 4.07, 4.10, 4.14 or 4.15 hereof;

          (d) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Senior Notes for 60 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding;

          (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5 million;

          (g) except as permitted by this Indenture or a Subsidiary Guarantee, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guaranteeing Subsidiary, or any Person acting on behalf of any Guaranteeing Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

          (h) the Company or any Restricted Subsidiary that is a Significant Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case,

               (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (iv) makes a general assignment for the benefit of its creditors, or

               (v) admits in writing its inability generally to pay its debts as the same become due; or

          (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Restricted Subsidiary that is a Significant Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary of the Company in an involuntary case in which it is the debtor,

               (ii) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary of the Company, or

               (iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Restricted Subsidiary or group of Restricted Subsidiaries that, together, would constitute a Significant Restricted Subsidiary of the Company,

          and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.     ACCELERATION.

     If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) and (i) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes by written notice to the Company (and the Trustee, if given by Holders) may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the Senior Notes to be due and payable. Upon such declaration the principal, premium, if any, and interest on all the Senior Notes shall be due and payable immediately. If an Event of Default with respect to the Company specified in clauses (h) or (i) of Section 6.01 hereof occurs, all outstanding Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Senior Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.07(a) hereof then, upon acceleration of the Senior Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Senior Notes to the contrary notwithstanding. If an Event of Default occurs prior to __________, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to such date pursuant to Section 3.07(a) hereof, then, upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years as set forth below expressed as a percentage of the principal amount that would otherwise be due but for the provisions of this section, plus accrued interest, if any, to the date of payment:

         YEAR                                                    PERCENTAGE
         1997 .................................................... _____%
         1998 .................................................... _____%
         1999 .................................................... _____%
         2000 .................................................... _____%.
         2001 .................................................... _____%

SECTION 6.03.     OTHER REMEDIES.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.     WAIVER OF PAST DEFAULTS.

     Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.     CONTROL BY MAJORITY.

     Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of Section 6.02 hereof unless directed to do so pursuant to this Section 6.05.

SECTION 6.06.     LIMITATION ON SUITS.

     A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes if:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

          (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.07.     RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal of, premium, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.     COLLECTION SUIT BY TRUSTEE.

     If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee pursuant to Section 7.07 hereof.

SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee pursuant to Section 7.07 hereof) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.     PRIORITIES.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

               First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

               Second: to Holders for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any, and interest, respectively;

               Third: without duplication, to Holders for any other Obligations owing to the Holders under this Indenture or the Senior Notes; and

               Fourth: to the Company or to such other party as a court of competent jurisdiction shall direct.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.     UNDERTAKING FOR COSTS.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture or the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to the provisions of this Indenture, including, without limitation, the provisions of
               Section 6.05 hereof, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Guaranteeing Subsidiary, personally or by agent or attorney.

SECTION 7.02.     RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

          (f) The Trustee shall not be charged with knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any Holder.

SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.     TRUSTEE'S DISCLAIMER.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.     NOTICE OF DEFAULTS.

     If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to the Holders of the Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Senior Note pursuant to Section 6.01(a) or (b) hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES.

     Within 60 days after each May 1 beginning with the May 1 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA [SECTION] 313(a) (but if no event described in TIA [SECTION] 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).

The Trustee also shall comply with TIA [SECTION] 313(b). The Trustee shall also transmit by mail all reports as required by TIA [SECTION] 313(c).

     A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Senior Notes are listed in accordance with TIA [SECTION] 313(d). The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.07.     COMPENSATION AND INDEMNITY.

     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as provided from time to time in agreements between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07), and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

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


SECTION 7.08.     REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Custodian or public officer takes charge of the Trustee or its property; or

          (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder fails to comply with
Section 7.10 hereof, any Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.

     If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee or Agent.

SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA [SECTION] 310(a)(1), (2) and (5). The Trustee is subject to TIA [SECTION] 310(b).

SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee is subject to TIA [SECTION] 311(a), excluding any creditor relationship listed in TIA [SECTION] 311(b). A Trustee who has resigned or been removed shall be subject to TIA [SECTION] 311(a) to the extent indicated therein.


                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.     OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

     The Company may, at the option of its Board of Directors evidenced by a Board Resolution and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.     LEGAL DEFEASANCE AND DISCHARGE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.02, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, or on the redemption date, as the case may be, (b) the Company's obligations with respect to such Senior Notes under Sections 2.03, 2.06, 2.07, 2.10 and 4.02 hereof, (c) the rights, powers, trust, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.     COVENANT DEFEASANCE.

     Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 3.09, 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17 and 5.01 hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.01
(a) through (f) hereof, but, except as specified above, the remainder of this Indenture, such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(c) through 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.     CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Senior Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article 8 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the

               Holders of such Senior Notes, (i) cash in Dollars in an amount, or (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, and interest on the outstanding Senior Notes, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Securities;

          (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(h) and 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
              OTHER MISCELLANEOUS PROVISIONS.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.     REPAYMENT TO COMPANY.

     The Trustee shall promptly pay to the Company, after written request therefor, any money held at such time in excess of the amounts required to pay any of the Company's Obligations then owing with respect to the Senior Notes.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Senior Note and remaining unclaimed for one year after such principal, and premium, if any, or interest, if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.     REINSTATEMENT.

     If the Trustee or Paying Agent is unable to apply any cash or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest, if any, on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to


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

the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS OF SENIOR NOTES.

     Notwithstanding Section 9.02 hereof, the Company, the Guaranteeing Subsidiaries and the Trustee may amend or supplement this Indenture or the Senior Notes without the consent of any Holder of a Senior Note:

     (a)  cure any ambiguity, defect or inconsistency,

     (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes,

     (c) to provide for the assumption of the Company's or a Guaranteeing Subsidiary's obligations to Holders of Senior Notes in the case of a merger or consolidation and to provide for the issuance of a Subsidiary Guarantee of the Company's Obligations under the Senior Notes by a Subsidiary of the Company in accordance with Section 4.09 hereof,

     (d)  to provide for the issuance of Additional Senior Notes,

     (e) to make any change that would provide any additional rights or benefits to the Holders of Senior Notes or that does not adversely affect the legal rights under this Indenture of any such Holder, or

     (f) or to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

     Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.     WITH CONSENT OF HOLDERS OF SENIOR NOTES.

     Except as provided below in this Section 9.02, the Company, the Guaranteeing Subsidiaries and the Trustee may amend or supplement this Indenture, the


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

Subsidiary Guarantees or the Senior Notes with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes).

     Upon the request of the Company accompanied by a Board Resolution, authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive any existing Default or Event of Default or compliance in a particular instance by the Company with any provision of this Indenture or the Senior Notes. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Senior Note held by a non-consenting Holder):

     (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver,

     (b) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to Sections 3.09, 4.10 or 4.15),

     (c) reduce the rate of or change the time for payment of interest on any Senior Note,

     (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration),

     (e) make any Senior Note payable in money other than that stated in the Senior Notes,

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes,

     (g) waive a redemption payment with respect to any Senior Note (other than a payment required by one of the covenants described above under Sections 3.09, 4.10 or 4.15),

     (h) release any Guaranteeing Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture, or

     (i)  make any change in the foregoing amendment and waiver provisions.


SECTION 9.03.     COMPLIANCE WITH TRUST INDENTURE ACT.

     Every amendment to this Indenture or the Senior Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.     REVOCATION AND EFFECT OF CONSENTS.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or
(ii) such offer date as the Company shall designate.

SECTION 9.05.     NOTATION ON OR EXCHANGE OF SENIOR NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION  9.06.    TRUSTEE TO SIGN AMENDMENTS, ETC.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it. In signing or refusing to sign any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.


                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.    TRUST INDENTURE ACT CONTROLS.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 10.02.    NOTICES.

     Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or any Guaranteeing Subsidiary:

                           Central Tractor Farm & Country, Inc.
                           3915 Delaware Avenue
                           Des Moines, Iowa 50316-0330
                           Attention: President

                           Facsimile No.: (515) 266-4229

                           Copy to:
                           J.W. Childs Associates, L.P.
                           One Federal Street, 21st Floor
                           Boston, MA  02110
                           Attention:  Steven G. Segal
                           Facsimile No.:  (617) 753-1101

          With, in the case of a notice of Default, or an Event of Default, a copy to:

                           Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109
                           Attention: Christopher C. Cabot, Esq.

          If to the Trustee:
                           Marine Midland Bank
                           140 Broadway, 12th Floor
                           New York, NY 10005
                           Attention:  Corporate Trust Administration
                           Facsimile No.: (212) 658-6425

     The Company, any Guaranteeing Subsidiary or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA [SECTION] 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF
               SENIOR NOTES.

     Holders may communicate pursuant to TIA [SECTION] 312(b) with other Holders with respect to their rights under this or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA [SECTION] 312(c).

SECTION 10.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section
          10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA [SECTION] 314(a)(4)) shall comply with the provisions of TIA [SECTION] 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06.    RULES BY TRUSTEE AND AGENTS.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
               STOCKHOLDERS.

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary, as such, shall have any liability for any obligations of the Company under the Senior Notes, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 10.08.    GOVERNING LAW.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SENIOR NOTES.

SECTION 10.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10.    SUCCESSORS.

     All agreements of the Company in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11.    SEVERABILITY.

     In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12.    COUNTERPART ORIGINALS.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13.    TABLE OF CONTENTS, HEADINGS, ETC.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.14.  TRUSTEE TO INCLUDE PAYING AGENT.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.



                         [Signatures on following page]

                                   SIGNATURES


Dated as of __________, 1997       Central Tractor Farm & Country, Inc.

                                        By:
                                             --------------------------------
                                             Name:
                                             Title:



Dated as of __________, 1997       Marine Midland Bank, as Trustee



                                        By:
                                             --------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT A
                              (Face of Senior Note)

                            __% SENIOR NOTES DUE 2007


         No.

                              CENTRAL TRACTOR FARM & COUNTRY, INC.

     promises to pay to

     or registered assigns,

     the principal sum of ______________,   ($________)  on ___________, 2007.

     Interest Payment Dates: ___ 1 and _____ 1.

     Record Dates:  ____ 15 and _______ 15.

                                                  Dated: __________, 199_


                                          CENTRAL TRACTOR FARM & COUNTRY, INC


                                          By:__________________________________
                                             Name:
                                             Title:


Trustee's Certificate of Authentication:

This is one of the Senior Notes
referred to in the
within-mentioned Indenture:

MARINE MIDLAND BANK,
as Trustee

By:__________________________________

                               (Back of Security)

                            __% SENIOR NOTES DUE 2007
                                       of
                      CENTRAL TRACTOR FARM & COUNTRY, INC.


     Capitalized terms used herein have the meanings assigned to them in the Indenture (referred to below) unless otherwise indicated.

     1. INTEREST. Central Tractor Farm & Country, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of the __% Senior Notes due 2007 (the "Senior Notes") of which this Senior Note is a part at the rate and in the manner specified below.

     The Company shall pay interest on the principal amount of this Senior Note in cash at the rate per annum shown above. The Company will pay interest semi-annually in arrears on _____ and _____ of each year, commencing on ____ 1, 1997, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date") to Holders of record on the immediately preceding ______ and ______ .

     Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Senior Notes. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1.0% per annum in excess of the then applicable interest rate on the Senior Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

     2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on _____ and _____ next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained in the City of New York; provided however, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, the Trustee under the Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity.

     4. INDENTURE. The Company issued the Senior Notes under an Indenture dated as of ______1997 (the "Indenture") between the Company and Marine Midland Bank, as Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code [SECTIONS] 77aaa-77bbbb) as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders of the Senior Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. The Senior Notes are unsecured general obligations of the Company limited to $150,000,000 in aggregate principal amount.

     5.   Optional Redemption.
          -------------------

     (a) Except as provided in subsections (b) and (c) below, the Senior Notes will not be redeemable at the Company's option prior to _________, 2002. Thereafter, the Senior Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on __________ of the years indicated below:

                  YEAR                                          PERCENTAGE
         2002 .................................................... _____%
         2003 .................................................... _____%
         2004 .................................................... _____%
         2005 and thereafter......................................100.00%


     (b) Notwithstanding subsection (a), at any time on or before _____, 2000, the Company may (but shall not have the obligation to) redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of ___% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of a Public Equity Offering; provided that at least 65% of the aggregate principal amount of Senior Notes originally issued remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

     (c) Upon the occurrence of a Change of Control prior to __________, 2002, the Senior Notes shall be redeemable, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days prior notice to each holder of Senior Notes to be redeemed, at a redemption price equal to the sum of (i) the then outstanding amount thereof plus (ii) accrued and unpaid interest, if any, to the redemption date plus (iii) the Applicable Premium.

     6. MANDATORY REDEMPTION. Except as set forth under Sections 3.09, 4.10 and
4.15 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

     7. REPURCHASE AT THE OPTION OF HOLDERS. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described in the Indenture (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase.

     (b) When the aggregate amount of Excess Proceeds from Asset Sales exceeds $5.0 million, the Company shall make an offer to all Holders to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes.

     (c) Holders that are the subject of an offer to purchase will receive a Change of Control Offer or Asset Sale Offer from the Company prior to any related purchase date, and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. Senior Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption or purchase, except for the unredeemed or unpurchased portion of any Senior Note being redeemed or repurchased in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or repurchased during the period between a record date and the corresponding interest payment date.

     10. PERSONS DEEMED OWNERS. The registered holder of a Senior Note shall be treated as its owner for all purposes.

     11. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Senior Notes may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). Without the consent of any Holder, the Indenture or the Senior Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's or Guaranteeing Subsidiary's obligations under the Indenture to Holders in the case of a merger or consolidation, to provide for the issuance of a Subsidiary Guarantee by a Subsidiary, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under the Indenture, to provide for the issuance of Additional Senior Notes in accordance with the limitations set forth in the Indenture on the Issue Date, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA or to allow any Guaranteeing Subsidiary to guarantee the Senior Notes.

     12. DEFAULTS AND REMEDIES. Events of Default occur if: (a) the Company defaults in the payment of interest on the Senior Notes when the same becomes due and payable and such default continues for a period of thirty (30) days; (b) the Company defaults in the payment of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption or otherwise; (c) the Company fails to comply with the provisions of Sections 4.07, 4.10, 4.14 or 4.15 of the Indenture; (d) the Company fails to comply with any other agreement or covenant in, or provision of, the Senior Notes or the Indenture for sixty (60) days after notice from the Trustee or Holders of at least 25% in principal amount of the then outstanding Senior Notes; (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (i) is caused by a failure to pay when due principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5 million; (g) certain events of bankruptcy or insolvency with respect to the Company or any Restricted Subsidiary that is a Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law; and (h) the termination of any Subsidiary Guarantee for any reason not permitted by the Indenture, or the denial by any Person acting on behalf of any Guaranteeing Subsidiary of its Obligations under any such Subsidiary Guarantee.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or any Guaranteeing Subsidiary constituting a Significant Restricted Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, agent, incorporator or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

     15. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/T/M/A (= Uniform Transfers to Minors Act).

     17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE SENIOR NOTES.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

                           Central Tractor Farm & Country, Inc.
                           3915 Delaware Avenue
                           Des Moines, Iowa 50316-0330
                           Attention: Chief Financial Officer
                           Facsimile No.: (514) 266-4229

                                 ASSIGNMENT FORM


     To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.



Date:
      -----------------------
                                   Your Signature: ___________________________
                                   (Sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.10 or 4.15 of this Indenture, check the box below:

          | | Section 4.10                           | | Section 4.15

     If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $
                                      -----------


Date:
      -----------------------
                                   Your Signature: ___________________________
                                   (Sign exactly as your name appears on the face of this Senior Note)

                                   Tax Identification No.: ___________________


Signature Guarantee.

                                    EXHIBIT B

    FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY GUARANTEEING SUBSIDIARY



        SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, between __________________ (the "Guaranteeing Subsidiary"), a
subsidiary of Central Tractor Farm & Country, Inc. (or its permitted successor), a Delaware corporation (the "Company"), and Marine Midland Bank, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of_________, 1997 providing for the issuance of an aggregate principal amount of up to $150,000,000 of __% Senior Notes due 2007 (the "Senior Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Senior Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

     (a) The Guaranteeing Subsidiary, jointly and severally with all other Guaranteeing Subsidiaries, if any, unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Senior Notes or the Obligations of the Company under the Indenture or the Senior Notes, that:

     (i) the principal of, premium and interest on the Senior Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Senior Notes, to the extent lawful, and all other Obligations of the

          Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

     (ii) in case of any extension of time for payment or renewal of any Senior Notes or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     (b) Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Guaranteeing Subsidiary under this Supplemental Indenture and its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

3.   EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES.

     (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Guaranteeing Subsidiary hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C to the Indenture shall be endorsed by an officer of such Guaranteeing Subsidiary on each Senior Note authenticated and delivered by the Trustee after the date hereof.

     (b) Notwithstanding the foregoing, the Guaranteeing Subsidiary hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

     (c) If an Officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

     (d) The delivery of any Senior Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Guaranteeing Subsidiary.

     (e) The Guaranteeing Subsidiary hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Senior Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f) The Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the

          Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Senior Notes and the Indenture.

     (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guaranteeing Subsidiary, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guaranteeing Subsidiary, any amount paid by either to the Trustee or such Holder, the Subsidiary Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (h) The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guaranteeing Subsidiary further agrees that, as between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand:

          (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

          (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

     (i) The Guaranteeing Subsidiary shall have the right to seek contribution from any other non-paying Guaranteeing Subsidiary so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

  4.    GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

     (a) Except as set forth in Articles 4 and 5 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Senior Notes shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into the Company or any other Guaranteeing Subsidiary or shall prevent any transfer, sale or conveyance of the property of the Guaranteeing Subsidiary as an entirety or substantially as an entirety, to the Company or any other Guaranteeing Subsidiary.

     (b) Except as set forth in Article 4 of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Senior Notes shall prevent any consolidation or merger of the Guaranteeing Subsidiary with or into a corporation or corporations other than the Company or any other Guaranteeing Subsidiary (in each case, whether or not affiliated with the Guaranteeing Subsidiary), or successive consolidations or mergers in which a Guaranteeing Subsidiary or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guaranteeing Subsidiary as an entirety or substantially as an entirety, to a corporation other than the Company or any other Guaranteeing Subsidiary (in each case, whether or not affiliated with the Guaranteeing Subsidiary) authorized to acquire and operate the same; provided, however, that the Guaranteeing Subsidiary hereby covenants and agrees that (i) subject to the Indenture, upon any such consolidation, merger, sale or conveyance, the due and punctual performance and observance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by such Guaranteeing Subsidiary, shall be expressly assumed (in the event that the Guaranteeing Subsidiary is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guaranteeing Subsidiary shall have been merged, or by the corporation which shall have acquired such property and (ii) immediately after giving effect to such consolidation, merger, sale or conveyance no Default or Event of Default exists.

     (c) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee made pursuant to this Supplemental Indenture and the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by the Guaranteeing Subsidiary, such successor corporation shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as the Guaranteeing Subsidiary; provided that, solely for purposes of computing Consolidated Net Income for purposes of clause
          (b) of the first paragraph of Section 4.07 in the Indenture, the Consolidated Net Income of any Person other than Central Tractor Farm & Country, Inc. and its Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon the Senior Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture and this Supplemental Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture and this Supplemental Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

  5.    RELEASES.

          (a) Concurrently with any sale of assets (including, if applicable, all of the Capital Stock of the Guaranteeing Subsidiary), all Liens, if any, in favor of the

          Trustee in the assets sold thereby shall be released; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section
          4.10 of the Indenture. If the assets sold in such sale or other disposition include all or substantially all of the assets of the Guaranteeing Subsidiary or all of the Capital Stock of the Guaranteeing Subsidiary, then the Guaranteeing Subsidiary (in the event of a sale or other disposition of all of the Capital Stock of such Guaranteeing Subsidiary) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guaranteeing Subsidiary) shall be released from and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section
          4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale or other disposition was made by the Company or the Guaranteeing Subsidiary, as the case may be, in accordance with the provisions of the Indenture and this Supplemental Indenture, including without limitation, Section
          4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto. If the Guaranteeing Subsidiary is not released from its obligations under its Subsidiary Guarantee, it shall remain liable for the full amount of principal of and interest on the Senior Notes and for the other obligations of such Guaranteeing Subsidiary under the Indenture as provided in this Supplemental Indenture.

          (b) Upon the designation of a Guaranteeing Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Supplemental Indenture, such Guaranteeing Subsidiary shall be released and relieved of its obligations under its Subsidiary Guarantee and this Supplemental Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation of such Guaranteeing Subsidiary as an Unrestricted Subsidiary was made by the Company in accordance with the provisions of this Supplemental Indenture, also including without limitation Section 4.07 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guaranteeing Subsidiary from its obligations under its Subsidiary Guarantee. Any Guaranteeing Subsidiary not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Senior Notes and for the other obligations of any Guaranteeing Subsidiary under the Indenture as provided in Article 10.

     6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Senior Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

     8. COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated:  ____________ ___, ____              [GUARANTEEING SUBSIDIARY]



                                            By: _______________________________
                                                Name:
                                                Title:


Dated:  ____________ ___, ____              MARINE MIDLAND BANK
                                            as Trustee

                                            By: ______________________________
                                                Name:
                                                Title:

                                    EXHIBIT C

        FORM OF NOTATION ON SENIOR NOTE RELATING TO SUBSIDIARY GUARANTEE


     Each Guaranteeing Subsidiary (as defined in the Indenture (the "Indenture") referred to in the Senior Note upon which this notation is endorsed), (i) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium and interest on the Senior Notes, whether at maturity or an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest on the Senior Notes, and (c) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (ii) has agreed to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

     Notwithstanding the foregoing, in the event that the Subsidiary Guarantee of any Guaranteeing Subsidiary would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of such Guaranteeing Subsidiary under its Subsidiary Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

     No past, present or future director, officer, employee, agent, incorporator, stockholder or agent of any Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Senior Notes, any Subsidiary Guarantee, Indenture, any supplemental indenture delivered pursuant to the Indenture by such Guaranteeing Subsidiary or any Subsidiary Guarantees, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability.

     This Subsidiary Guarantee shall be binding upon each Guaranteeing Subsidiary and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Subsidiary Guarantee is noted have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Capitalized terms used herein have the meaning assigned to them in the Indenture.

                                       [GUARANTEEING SUBSIDIARY]


                                       By:_______________________
                                            Name:


                                       ___________________________
                                            Title


                                       1